UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2017

PARKWAY, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-37819	61-1796261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

San Felipe Plaza 5847 San Felipe Street, Suite 2200, Houston, Texas		77057
(Address of Principal Executive Offices)		(Zip code)

(346) 200-3100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 17, 2017, Parkway, Inc. (the “Company”), through Parkway Operating Partnership LP, its operating partnership (the “Operating Partnership”), and certain other subsidiaries, entered into an Omnibus Contribution and Partial Interest Assignment Agreement (the “Contribution Agreement”) with an affiliate of Canada Pension Plan Investment Board (“CPPIB”) and an entity controlled by TH Real Estate Global Asset Management and Silverpeak Real Estate Partners (“TIAA/SP”). CPPIB and TIAA/SP are referred to each as an “Investor” and together as the “Investors.”

Pursuant to the Contribution Agreement, the Company has agreed to sell to the Investors, indirectly through a new joint venture, an aggregate 49% interest in the Company’s Greenway Plaza and Phoenix Tower properties (together, the “Greenway Properties”). The Greenway Properties together constitute an approximately 5.0 million square foot campus consisting of 11 office properties located in the Greenway submarket of Houston, Texas.

The new joint venture is expected to be owned 51% through subsidiaries of the Operating Partnership (with 1% being held by a subsidiary acting as the general partner and 50% being held by a subsidiary acting as a limited partner) and 24.5% by each of CPPIB and TIAA/SP, each as a limited partner of the joint venture. TIAA/SP will acquire its aggregate percentage interest in two tranches over a three business day period. In addition, if TIAA/SP fails to make its required deposit, withdraws as a buyer if the new mortgage loan described below fails to close or fails to acquire the second tranche of its aggregate limited partnership interests, CPPIB is required to purchase all of the limited partnership interests that otherwise would be purchased by TIAA/SP under the Contribution Agreement, with TIAA/SP having no continuing interest. However, in this event, CPPIB’s interest will represent an aggregate 45% interest in the joint venture, with the Operating Partnership, through its subsidiaries, retaining the remaining 55% interest.

At closing of the transaction, the Operating Partnership will contribute all of its direct and indirect interests in the Greenway Properties to the joint venture, which will be a newly formed entity. Also at closing, in exchange for their respective limited partnership interests in the joint venture, each of CPPIB and TIAA/SP will pay to subsidiaries of the Operating Partnership, cash equal to 24.5% of the agreed gross asset value of the Greenway Properties of $1.045 billion, subject to certain adjustments, including the following:

•	if the new mortgage loan described below is funded at closing, the amount of the new loan (excluding certain reserves) will be subtracted from the gross asset value;

•	if the Phoenix Tower mortgage loan is assumed at closing, the principal balance of the loan will become an obligation of the joint venture and subtracted from the gross asset value;

•	certain lease obligations and capital expenditures retained by the Operating Partnership may be added to or subtracted from the gross asset value; and

•	certain other potential adjustments, including customary real estate prorations, may be added to or subtracted from the gross asset value.

Also at closing under the Contribution Agreement, the Operating Partnership, through its subsidiaries, and the Investors will enter into a joint venture agreement to govern the joint venture. The joint venture agreement generally will provide for a subsidiary of the Operating Partnership to serve as general partner and be responsible for the day-to-day business and affairs of the joint venture, subject to certain major decision rights of the Investors. The joint venture agreement also will include provisions regarding capital calls, transfer restrictions and exit rights (including rights of first offer (“ROFO”)). Each partner may trigger an interest sale ROFO process at any time pursuant to which the other partners may either acquire the triggering partner’s partnership interest or permit the triggering partner to sell its interest to a third party. In addition, the Operating Partnership, through its subsidiaries, or TIAA/SP and CPPIB (acting together, or if CPPIB acquired a 45% interest in the joint venture, then CPPIB acting alone) may trigger an asset sale ROFO at any time pursuant to which the general partner of the joint venture must pursue a sale of all or substantially all of the joint venture’s assets for not less than a specified amount based on a third-party valuation. The joint venture agreement also will include co-investment rights in favor of the Investors requiring the Company to permit the Investors to co-invest in certain opportunities pursued by the Company or its affiliates within the greater Houston metropolitan area (as defined in the joint venture agreement) to acquire or finance commercial office properties, office building development sites or parking garages. In addition to the joint venture agreement, the Company, through one of its subsidiaries, will enter into a property management and leasing agreement with the joint venture and/or its subsidiaries pursuant to which the Company, through its subsidiary, will act as property manager, leasing agent and construction manager of the joint venture’s properties in exchange for specified property management, leasing and construction management fees.

In addition, at closing under the Contribution Agreement, the joint venture and certain of its subsidiaries expect to assume the existing mortgage loan on Phoenix Tower and to enter into new mortgage financing of up to $465 million secured by the Greenway Plaza properties, as described below in Item 8.01 of this Current Report on Form 8-K. At closing, the Operating Partnership will use a portion of the proceeds of the new mortgage financing and the purchase price received from the Investors, in each case net of required reserves, to repay all amounts outstanding under the Company’s current credit facility, dated October 6, 2016, by and among the Company, the Operating Partnership, Bank of America, N.A. and certain other parties, and to fund a credit to the joint venture with respect to certain outstanding contractual lease obligations and in-process capital expenditures. The remainder of these proceeds will be retained by the Company for general corporate purposes.

The Contribution Agreement contains customary representations, warranties and interim operating covenants of the parties that are subject, in some cases, to specified exceptions and qualifications. The transaction is subject to certain closing conditions, including performance in all material respects of each party’s pre-closing covenants and agreements contained in the Contribution Agreement, delivery of title insurance policies with respect to the Greenway Properties, certain local regulatory approvals, and consummation of certain pre-closing structuring in anticipation of the transaction, including the formation of a holding company subsidiary of the joint venture to be qualified as a real estate investment trust. Obtaining the new mortgage financing is not a condition to closing. The Contribution Agreement requires that, on or before 5:00 p.m. (EST) on the second business day after the date of the Contribution Agreement, each of the Investors deposits $10 million into an escrow account and deliver to the Operating Partnership its pro rata share of an up-front financing amount under the mortgage loan commitment. In the event that CPPIB fails to make its required deposit, the Contribution Agreement will automatically terminate in its entirety. In the event that TIAA/SP fails to make its required deposit, the Contribution Agreement will terminate only with respect to TIAA/SP and CPPIB will be required to deposit an additional $8.3 million in the escrow account, plus contribute an additional pro rata share of the up-front financing amount, on or before 5:00 p.m. (EST) on the fifth business day after the date of TIAA/SP’s default.

The Investors and the Operating Partnership each have certain termination rights and remedies under the Contribution Agreement. Subject to certain notice and other requirements, each Investor may terminate the Contribution Agreement, as to itself, in certain circumstances, including in the event of certain casualty or condemnation events or in the event of adverse economic diminution to the value of the joint venture’s assets in excess of $40 million (or a specified lesser amount in the event TIAA/SP withdraws as a buyer) arising directly from breaches of such representations or covenants by the Operating Partnership, failure to address non-permitted title objections or willful failure to close on the part of the Operating Partnership. Each Investor may commence legal action after closing to recover its pro rata share of any such losses that do not exceed such amounts, subject to the terms and conditions of the Contribution Agreement. Upon any such termination, the Operating Partnership may be obligated to return such Investor’s deposit (including a full or partial reimbursement of its pro rata share of the up-front financing fees), in addition to making certain other payments and reimbursements to the Investor in an amount not exceeding $1.25 million. The Operating Partnership may terminate the Contribution Agreement as to an Investor and retain such Investor’s deposit as liquidated damages in the event of covenant breaches by such Investor, including the failure or refusal to deliver its initial capital contribution (less the deposit) or other closing deliveries at closing in accordance with the Contribution Agreement.

Closing under the Contribution Agreement is expected to occur during the second quarter of 2017, subject to extension to an outside date of May 31, 2017, which may be further extended to June 21, 2017 in certain circumstances.

The foregoing description of the Contribution Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Contribution Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The representations, warranties and covenants contained in the Contribution Agreement were made only for purposes of the Contribution Agreement and as of specific dates, were solely for the benefit of the parties to the Contribution Agreement and may be subject to limitations agreed upon by the parties for the purposes of allocating contractual risk between them that differs from risks applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or its assets.

Item 2.06. Material Impairments.

On February 17, 2017, in connection with execution of the Contribution Agreement, the Company’s management determined that it will recognize a non-cash pre-tax impairment charge of approximately $25.0 million in the quarter ended March 31, 2017. The impairment charge represents the difference between the current book values of the Greenway Properties and the implied fair values of the Greenway Properties based on the purchase price paid by the Investors pursuant to the Contribution Agreement. The Company does not expect this impairment charge to result in future cash expenditures.

Item 8.01. Other Events.

In connection with the Contribution Agreement, on February 17, 2017, the Operating Partnership reached an agreement to enter into a debt commitment letter (the “Commitment Letter”) with Goldman Sachs Mortgage Company (“Goldman Sachs”) pursuant to which Goldman Sachs has, among other things, agreed to provide the joint venture and certain of its subsidiaries a mortgage loan in an aggregate principal amount of up to $465 million (the “Loan”) secured by the Greenway Plaza properties and all related assets. On February 22, 2017, the Operating Partnership and Goldman Sachs entered into the Commitment Letter and a rate lock agreement. Funding of the Loan is subject to certain other conditions set forth in the Commitment Letter.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this communication, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company’s current beliefs as to the outcome and timing of future events. There can be no assurance that actual future developments affecting the Company will be those anticipated by the Company. Examples of forward-looking statements include projected capital resources, projected profitability and portfolio performance, estimates of market rental rates, projected capital improvements, expected sources of financing, expectations as to the timing of closing of acquisitions, dispositions, or other transactions, the expected operating performance of anticipated near-term acquisitions and descriptions relating to these expectations, including without limitation, the anticipated net operating income yield. The Company cautions investors that any forward-looking statements presented in this presentation are based on management’s beliefs and assumptions made by, and information currently available to, management. When used, the words “anticipate,” “assume,” “believe,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “may,” “might,” “outlook,” “project,” “should” or similar expressions that do not relate solely to historical matters are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve risks and uncertainties (some of which are beyond the Company’s control) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: the Company’s lack of operating history as an independent company; conditions associated with the Company’s primary market, including an oversupply of office space, customer financial difficulties and general economic conditions; that certain of the Company’s properties represent a significant portion of the Company’s revenues and costs; that the spin-off from Cousins Properties Incorporated (“Cousins”) will not qualify for tax-free treatment; the Company’s ability to meet mortgage debt obligations on certain of the Company’s properties; the availability of refinancing current debt obligations; potential co-investments with third-parties; changes in any credit rating the Company may obtain; changes in the real estate industry and in performance of the financial markets and interest rates and the Company’s ability to effectively hedge against interest rate changes; the actual or perceived impact of global and economic conditions; declines in commodity prices, which may negatively impact the Houston, Texas market; the concentration of the Company’s customers in the energy sector; the demand for and market acceptance of the Company’s properties for rental purposes; the Company’s ability to enter into new leases or renewal leases on favorable terms; the potential for termination of existing leases pursuant to customer termination rights; the amount, growth and relative inelasticity of the Company’s expenses; risks associated with the ownership and development of real property; termination of property management contracts; the bankruptcy or insolvency of companies for which the Company provides property management services or the sale of these properties; the outcome of claims and litigation involving or affecting the Company; the ability to satisfy conditions necessary to close pending transactions and the ability to successfully integrate the assets and related operations acquired in such transactions after closing; applicable regulatory changes; risks associated with acquisitions, including the integration of the portion of the combined business of Parkway Properties, Inc. (“Legacy Parkway”) and Cousins relating to the ownership of real properties in Houston and Legacy Parkway’s fee-based real estate business; risks associated with the fact that the Company’s historical and predecessors’ financial information may not be a reliable indicator of the Company’s future results; risks associated with achieving expected synergies or cost savings; risks associated with the potential volatility of the Company’s common stock; and other risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings.

Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company’s business, financial condition, liquidity, cash flows and results could differ materially from those expressed in any forward-looking statement. While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise overtime, and it is not possible for us to predict the occurrence of those matters or the manner in which they may affect us. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Accordingly, investors should use caution in relying on past forward-looking statements, which were based on results and trends at the time they were made, to anticipate future results or trends.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1*	Omnibus Contribution and Partial Interest Assignment Agreement, dated February 17, 2017, by and among Parkway Operating Partnership LP, certain subsidiaries thereof, CPPIB US RE-A, Inc., and Permian Investor LP

*	Pursuant to Item 601(b)(2) of Regulation S-K, certain exhibits to the Contribution Agreement (identified therein) have been omitted from this Report and will be furnished to the Securities and Exchange Commission supplementally upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2017	PARKWAY, INC.

	BY:	/s/ A. Noni Holmes-Kidd
A. Noni Holmes-Kidd
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Omnibus Contribution and Partial Interest Assignment Agreement, dated February 17, 2017, by and among Parkway Operating Partnership LP, certain subsidiaries thereof, CPPIB US RE-A, Inc., and Permian Investor LP

*	Pursuant to Item 601(b)(2) of Regulation S-K, certain exhibits to the Contribution Agreement (identified therein) have been omitted from this Report and will be furnished to the Securities and Exchange Commission supplementally upon request.